TRAVELERS SERIES TRUST
10F-3 REPORT
December 1, 1998 through May 31, 1999


										Purchase	% of
Issuer			Trade Date	Selling Dealer		Amount
	Price		Issue

Monsanto		12/07/98		Goldman Sachs		$1,400,000
	$99.735		0.23%
5.75% due 12/1/2005

Merrill Lynch		2/9/99		Merrill Lynch		1,900,000
	99.488		0.10
6.00% due 2/17/2009

Bank America		2/2/99		Nationsbanc		1,800,000
	99.319		0.12
5.875% due 2/15/2009

AT&T Capital Corp.	1/11/99		CS First Boston		1,700,000
	99.898		0.23
6.875% due 1/16/2001

Ford Motor Credit	1/6/99		Bear Stearns		1,800,000
	99.665		0.06
5.80% due 1/12/2009

Raytheon		12/9/98		CS First Boston		1,500,000
	100.000		0.60
6.00% due 12/15/2010

Pepsi Bottling		3/30/99		Merrill Lynch		575,000
	23.00		5.65
					Morgan Stanley


Sprint Capital Corp.	4/29/99		Warburg Dillion Read	2,300,000
	99.500		0.23
5.875% due 5/4/04

Paine Webber		5/13/99		PaineWebber		1,100,000
	99.616		0.21
6.125% due 5/15/04

Apalachian Power	5/13/99		Merrill Lynch		2,300,000
	100.000		1.53
6.600% due 5/1/09

FHLMC			4/23/99		J.P. Morgan 		8,000,000
	99.942		0.27
6.450% due 4/29/09

DLJ Direct		5/25/99		Donaldson, Lufkin,	9,000		20.00
	0.16
					Jenrette